UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 29, 2004

                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      1-14164                   95-3518892
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


                                   712 FIFTH AVENUE
                                     NEW YORK, NY                        10019
                       (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (212) 586-5666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

         The Code of Business Conduct and Ethics (the "Code") of Hollinger International Inc, a Delaware corporation (the "Company"), was amended at a meeting of the Board of Directors of the Company on November 29, 2004. The amendments to the Code are briefly described below and the revised Code is furnished as an exhibit to this filing. The amended Code can also be found on the corporate governance page of the Company's website at http://www.hollingerintl.com/gov/conduct.asp.

         The revised Code provides greater detail to employees, officers and directors on the Company's ethical guidelines in a number of areas, including, but not limited to, (i) related party transactions, (ii) protection and proper use of assets, (iii) public company reporting, (iv) improperly influencing audits, (iv) compliance with anti-trust laws, (vi) discrimination and harassment, (vii) safety and health, (viii) records and document retention, (xi) use of e-mail and internet services and (x) gifts and entertainment. The revised Code also sets forth the specific mechanisms for reporting accounting complaints and any illegal or unethical behavior.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)      None.

(b)      None.

(c)      Exhibits.


EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT
--------------                ----------------------

Exhibit 99.1 Code of Business Conduct and Ethics, as amended on November 29, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HOLLINGER INTERNATIONAL INC.
                                                (Registrant)

Date December 3, 2004                   By:    /S/ JAMES R. VAN HORN
                                        Name:  James R. Van Horn
                                        Title: VP, General Counsel and Secretary

                                  EXHIBIT INDEX


EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT
--------------                ----------------------

Exhibit 99.1 Code of Business Conduct and Ethics, as amended on November 29, 2004